Exhibit A:

The 10-for-1 forward stock split was effected by means of (i) a stock dividend of nine (9) shares of class A Common Stock, $0.001 par value per share, of the Issuer (the “Class A Common Stock”) on and in respect of each of the issued and outstanding shares of Class A Common Stock (the “Class A Stock Dividend”) as of August 1, 2024 (the “Record Date”) and (ii) a stock dividend of nine (9) shares of class B Common Stock, $0.001 par value per share, of the Issuer (the “Class B Common Stock”) on and in respect of each of the issued and outstanding shares of Class B Common Stock (the “Class B Stock Dividend” and, together with the Class A Stock Dividend, the “Stock Dividend”) as of the Record Date. The Stock Dividend resulted in proportionate adjustments to the number of shares of Class A Common Stock beneficially owned by the reporting person and issuable under equity awards beneficially owned by the reporting person, including shares underlying outstanding restricted stock units, performance stock units and stock options, and the exercise prices of the stock options beneficially owned by the reporting person. Accordingly, the amounts of Class A Common Stock and option exercise prices reported on this Form 4 have been adjusted to reflect the Stock Dividend unless otherwise noted.

Mr. Shao also directly owns an employee stock option to purchase 200,000 shares of Class A Common Stock with (i) an exercise price of $69.123 per share and (ii) an expiration date of February 23, 2031. Of the 200,000 shares subject to this option, 50,000 shares vested on February 23, 2022, 50,000 shares vested on February 23, 2023, 50,000 shares vested on February 23, 2024, and 50,000 shares are scheduled to vest on February 23, 2025. Prior to the Stock Dividend, the number of shares underlying this option was 20,000 shares of Class A Common Stock and the exercise price was $691.23 per share.

Mr. Shao also directly owns an employee stock option to purchase 200,000 shares of Class A Common Stock with (i) an exercise price of $40.46 per share and (ii) an expiration date of February 17, 2032. Of the 200,000 shares subject to this option, 50,000 shares vested on February 17, 2023, 50,000 shares vested on February 17, 2024, 50,000 shares are scheduled to vest on February 17, 2025, and 50,000 shares are scheduled to vest on February 17, 2026. Prior to the Stock Dividend, the number of shares underlying this option was 20,000 shares of Class A Common Stock and the exercise price was $404.60 per share.

Mr. Shao also directly owns an employee stock option to purchase 200,000 shares of Class A Common Stock with (i) an exercise price of $17.50 per share and (ii) an expiration date of November 10, 2032. Of the 200,000 shares subject to this option, 50,000 shares vested on November 10, 2023, 50,000 shares are scheduled to vest on November 10, 2024, 50,000 shares are scheduled to vest on November 10, 2025, and 50,000 shares are scheduled to vest on November 10, 2026. Prior to the Stock Dividend, the number of shares underlying this option was 20,000 shares of Class A Common Stock and the exercise price was $175.00 per share.

Mr. Shao also directly owns an employee stock option to purchase 5,730 shares of Class A Common Stock with (i) an exercise price of $159.929 per share and (ii) an expiration date of March 21, 2034. Of the 5,730 shares subject to this option, 1,430 shares are scheduled to vest on March 21, 2025, 1,430 shares are scheduled to vest on March 21, 2026, 1,430 shares are scheduled to vest on March 21, 2027, and 1,440 shares are scheduled to vest on March 21, 2028. Prior to the Stock Dividend, the number of shares underlying this option was 573 shares of Class A Common Stock and the exercise price was $1,599.29 per share.

Mr. Shao also directly owns restricted stock units with the contingent right to receive 2,500 shares of Class A Common Stock. These 2,500 shares are scheduled to vest on November 13, 2024. Prior to the Stock Dividend, the number of shares underlying this grant was 250 shares.

Mr. Shao also directly owns restricted stock units with the contingent right to receive 19,970 shares of Class A Common Stock. Of these 19,970 shares, 4,990 shares are scheduled to vest on March 21, 2025, 4,990 shares are scheduled to vest on March 21, 2026, 4,990 shares are scheduled to vest on March 21, 2027, and 5,000 shares are scheduled to vest on March 21, 2028. Prior to the Stock Dividend, the number of shares underlying this grant was 1,997 shares.

Mr. Shao also directly owns restricted stock units with the contingent right to receive 11,500 shares of Class A Common Stock. Of these 11,500 shares, 3,830 shares are scheduled to vest on June 5, 2025, 3,830 shares are scheduled to vest on June 5, 2026, and 3,840 shares are scheduled to vest on June 5, 2027. Prior to the Stock Dividend, the number of shares underlying this grant was 1,150 shares.

Mr. Shao also directly owns 30,650 performance stock units (PSUs) granted on June 5, 2023. Each PSU represents a contingent right to receive shares of Class A Common Stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (June 1, 2023 to May 31, 2026). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A. Prior to the Stock Dividend, the number of PSUs constituting this grant was 3,065.

Mr. Shao also directly owns 4,000 performance stock units (PSUs) granted on March 21, 2024. Each PSU represents a contingent right to receive shares of Class A Common Stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (March 21, 2024 to March 20, 2027). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A. Prior to the Stock Dividend, the number of PSUs constituting this grant was 400.